News Release

BorgWarner Announces Intent to Spin Off Fuel Systems and Aftermarket Segments, Consistent with “Charging Forward” Strategy
•Would Create Two Leading, Focused Companies Positioned to Drive Value Creation
•Upon Completion, Would Achieve 2025 Disposition Objective as Part of “Charging Forward” Strategy
•Management to Discuss Intended Separation on Conference Call At 9:00am ET Today

Auburn Hills, Michigan, December 6, 2022 – BorgWarner (“the Company”), a global leader in delivering innovative and sustainable mobility solutions for the vehicle market, today announced its intention to execute a tax-free spin-off of its Fuel Systems and Aftermarket segments into a separate, publicly traded company (“NewCo”).

“The BorgWarner Board believes a strategic spin-off of our Fuel Systems and Aftermarket segments would be the best path forward to further the transformation of our company. The intended separation supports optimizing our combustion portfolio and advancing our electrification journey while NewCo would be able to pursue growth opportunities in alternative fuels, such as hydrogen, and in Aftermarket,” said Alexis P. Michas, Non-Executive Chairman of the BorgWarner Board of Directors. “Ultimately, we expect the intended separation to maximize shareholder value by having two focused and strong companies, each pursuing their respective strategies.”

“We are incredibly proud of the progress we are making executing our ‘Charging Forward’ strategy,” said Frédéric B. Lissalde, President and Chief Executive Officer, BorgWarner. “At the same time, our electric vehicle (EV) business is accelerating. We believe we are already on track to exceed our 2025 organic EV sales target, and over the last two years, we have announced or completed four acquisitions. The intended separation of our Fuel Systems and Aftermarket segments would be an important next step to further our pivot to EVs and advance our vision of a clean, energy-efficient world, while at the same time creating a new, focused entity with strong financials to support its future. With Fuel Systems growing faster than the market and Aftermarket expected to benefit from favorable long-term trends, we believe NewCo would also be well positioned for success as a standalone public company.”

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BorgWarner: A Leader in Electrification

Following completion of the intended separation, BorgWarner would consist of the Company’s current e-Propulsion & Drivetrain and Air Management segments. The Company believes it is positioned to be a market leader in EV propulsion, with long-term, secular growth opportunities and an enhanced focus on the development and commercialization of EV technologies, while continuing to deliver top-quartile margins and strong cash generation.

The Company expects that the intended separation would better allow BorgWarner to focus resources on attractive organic and inorganic opportunities that position it to deliver and even exceed the goals underlying “Charging Forward.” The Company estimates that, after giving effect to the intended transaction, it is already on track with its organic bookings and acquisitions to date to deliver more than 22% of its revenue from electric vehicles by 2025, less than two years into the execution of its five-year strategy. With continued execution of its electrification growth initiatives, the Company believes that it would ultimately achieve or exceed its stated target of 25% of revenue from electric vehicles by 2025.

Through the first nine months of 2022, BorgWarner’s Air Management segment generated revenue of approximately $5.5 billion and segment adjusted operating margin of 13.7%, while its e-Propulsion and Drivetrain segment generated revenue of approximately $3.9 billion and segment adjusted operating margin of 6.9%. The midpoint of the Company’s guidance provided on October 27th included approximately $12.3 billion in revenue, after considering inter-segment eliminations, from BorgWarner’s e-Propulsion & Drivetrain and Air Management segments for the full fiscal year 2022.

NewCo: Combustion-Technology Leader Poised to Capture Long-Term Opportunities in the Global Vehicle Parc

Following the intended separation, NewCo would consist of the Company’s current Fuel Systems and Aftermarket segments. NewCo is expected to be a product leader in fuel systems and aftermarket distribution with balanced and synergistic exposure among Commercial Vehicle (CV), Light Vehicle (LV) and Aftermarket end markets, as well as have broad regional exposures. NewCo is expected to benefit from its embedded relationships with global OEMs and focus on the global vehicle parc, which would be predominantly combustion-based through 2040. NewCo would also plan to capitalize on the growth trends in Gasoline Direct Injection (GDI) and Hydrogen Injection Systems.

The Company’s current Fuel Systems and Aftermarket segments have delivered significant operational and segment margin improvement over the last couple of years, despite the challenging industry volume environment. We expect NewCo to maintain its strong, double-digit operating margin profile, which the Company believes should enable it to deliver solid free cash flow. Finally, it is anticipated that NewCo would have moderate leverage and solid liquidity, providing it with the financial flexibility to support its current business operations and longer-term strategies that further enhance shareholder value.

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Through the first nine months of 2022, the Fuel Systems segment generated revenue of approximately $1.7 billion and segment adjusted operating margin of 11.3%, while the Aftermarket segment generated revenue of just under $1.0 billion and segment adjusted operating margin of 14.5%. The midpoint of the Company’s guidance provided on October 27th included approximately $3.3 billion in revenue, after considering inter-segment eliminations, from the Fuel Systems and Aftermarket segments for the full fiscal year 2022.

Transaction Details

Immediately following completion of the intended transaction, BorgWarner shareholders would own shares of both companies. The transaction is intended to qualify as a tax-free spin-off for U.S. federal income tax purposes. The Company expects to complete the transaction in late 2023, subject to satisfaction of customary conditions, including among others, final approval from the BorgWarner Board of Directors, filing and effectiveness of a registration statement on Form 10 with the U.S. Securities and Exchange Commission, receipt of a tax opinion, satisfactory completion of financing, completion of information and consultations processes with works councils and other employee representative bodies, as required, and receipt of necessary consents and other regulatory approvals. There can be no assurance regarding the ultimate timing of the intended transaction or that it would be completed.

Investor Conference Call

At 9:00am ET today, a brief conference call concerning this announcement will be webcast at https://www.borgwarner.com/investors. Additionally, an investor presentation will be available at https://www.borgwarner.com/investors.

About BorgWarner
For more than 130 years, BorgWarner has been a transformative global product leader bringing successful mobility innovation to market. Today, we’re accelerating the world’s transition to eMobility — to help build a cleaner, healthier, safer future for all.

Forward-Looking Statements:

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this press release that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently-filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in

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light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release or, in the two instances noted, October 27, 2022. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: our ability to effect the transaction described above and to meet the conditions related thereto; the ability of the separated companies to each succeed as a standalone publicly traded company; the potential that uncertainty during the pendency of the transaction could affect the Company’s financial performance; the possibility that the transaction will not be completed within the anticipated time period, or at all; the possibility that the transaction will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the transaction; the uncertainty regarding the expected financial performance of the Company or NewCo following completion of the transaction; potential negative effects of the announcement or pendency of the transaction on the market price of the Company's securities and/or on the financial performance of the Company; the impacts of any information and consultation processes with works councils and other employee representatives in connection with the transaction; evolving legal, regulatory, and tax regimes; the supply disruptions impacting us or our customers, such as the current shortage of semiconductor chips that has impacted original equipment manufacturer (“OEM”) customers and their suppliers, including us; commodities availability and pricing, and an inability to achieve expected levels of success in additional commercial negotiations with customers concerning recovery of these costs; competitive challenges from existing and new competitors including OEM customers; the challenges associated with rapidly changing technologies, particularly as relates to electric vehicles, and our ability to innovate in response; uncertainties regarding the extent and duration of impacts of matters associated with the COVID-19 pandemic, including additional production disruptions; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by Russia’s invasion of Ukraine; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis including our recent acquisitions of AKASOL AG, Santroll’s light vehicle eMotor business, and Rhombus Energy Solutions, the anticipated acquisition of Hubei Surpass Sun Electric’s charging business, and our 2020 acquisition of Delphi Technologies PLC; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production, both of which are highly cyclical and subject to disruptions; our reliance on major OEM customers; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment and potential for recessionary conditions in regional economies; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from potential future acquisition or disposition transactions; and the other risks noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Form 10-K and/or Quarterly Report on Form 10-Q.

We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

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PR contact:
Michelle Collins
Phone: +1 248-754-0449
Email: mediacontact@borgwarner.com

IR contact:
Pat Nolan
Phone: +1 248-754-0884
Email: ir@borgwarner.com

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